                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               CUNO INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                                     [LOGO OF CUNO APPEARS HERE]




                                                              Notice of
                                                              Annual Meeting
                                                              of
                                                              Stockholders
                                                              March 23, 2000
                                                              and
                                                              Proxy Statement


                                                   CUNO Incorporated
                                                   400 Research Parkway
                                                   Meriden, Connecticut  06450

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 23, 2000

To the Stockholders of CUNO Incorporated:

     The Annual Meeting of the Stockholders of CUNO Incorporated will be held at the Radisson Hotel & Conference Center, 100 Berlin Road, Cromwell, Connecticut on Thursday, March 23, 2000, at 10:00 a.m., for the following purposes:

     1.   Election of three (3) Class I Directors to serve for a term of three
          (3) years and until their successors shall have been elected and qualified;

     2. Ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending October 31, 2000; and

     3. Transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof;

all in accordance with the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on January 26, 2000, as the record date for the determination of the stockholders entitled to notice of, and to vote at, such meeting.

     NEW WAY TO VOTE YOUR SHARES. This year you may choose to vote your shares by using a toll-free telephone number or the Internet, as described on the proxy card. You may also mark, sign, date, and mail your proxy in the envelope provided, which requires no postage if mailed in the United States. We encourage you to complete and file your proxy electronically or by telephone if these options are available to you. The method by which you decide to vote will not limit your right to vote at the Annual Meeting. If you later decide to attend the Annual Meeting in person, you may vote your shares even if you previously have submitted a proxy.

                           BY ORDER OF THE BOARD OF DIRECTORS


                           /s/ John A. Tomich
                           JOHN A. TOMICH
                           Counsel and Secretary

February 1, 2000

                        VOTING YOUR PROXY IS IMPORTANT.

                YOU ARE RECEIVING A PROXY FOR EACH ACCOUNT
                IN YOUR HOUSEHOLD. PLEASE VOTE ALL PROXIES
                YOU RECEIVE. PROMPT ACTION IN VOTING YOUR
                PROXY WILL ELIMINATE THE EXPENSE OF
                FURTHER SOLICITATION.

                                PROXY STATEMENT
                        Annual Meeting of Stockholders
                                March 23, 2000


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CUNO Incorporated (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Radisson Hotel & Conference Center, 100 Berlin Road, Cromwell, Connecticut on Thursday, March 23, 2000, at 10:00 a.m., and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

                                 VOTING SHARES

     The Board of Directors has fixed the close of business on January 26, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at said meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournments or postponements thereof. The Company's voting securities outstanding on January 26, 2000, consisted of 16,321,246 shares of its $.001 par value common stock ("Common Stock") (exclusive of 4,328 shares of treasury stock). Each share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting. A plurality of the votes cast in person or by proxy is required to elect the nominees for director. The affirmative vote of a majority of the shares present in person or by proxy is required to ratify the selection of Ernst & Young LLP as independent auditors of the Company's financial statements for fiscal year ending October 31, 2000.

     Any stockholder giving a proxy will have the right to revoke it at any time prior to the voting thereof by giving written notice to the Secretary of the Company. All shares represented by effective proxies will be voted at the Annual Meeting or at any adjournments or postponements thereof. In addition, if you are present at the Annual Meeting, you may revoke your proxy at that time and vote personally on all matters brought before the Annual Meeting. All shares represented by effective proxies marked "abstain" will be counted as present and entitled to vote for purposes of reaching a quorum at the Annual Meeting or at any adjournments or postponements thereof and will be counted for purposes of voting on any proposal presented at the Annual Meeting or any adjournments or postponements thereof. Abstentions will have the same effect as votes cast against a proposal. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and will have no effect on the vote on such matter. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about February 1, 2000.

     A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, commencing March 13, 2000, and continuing through the date of the Annual Meeting, at the principal offices of the Company, 400 Research Parkway, Meriden, Connecticut 06450.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     At the Annual Meeting, three directors of Class I will be elected, each for a term of three years expiring at the Annual Meeting of Stockholders in 2003. Directors of Class I whose terms of office expire at the Annual Meeting on March 23, 2000, are Mr. Joel B. Alvord, Dr. Charles L. Cooney, and Mr. John M. Galvin, all of whom were nominated for reelection by the Board of Directors. It is the intention of the persons named in the enclosed form of proxy to vote such proxy as specified and, if no specification is made on a signed and returned proxy, to vote such proxy for the election as directors the three nominees listed in the table set forth below to serve for a term of three years and until their successors shall be elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE AS DIRECTORS OF THE COMPANY.

     The Board of Directors has no reason to believe that the persons nominated will not be available. In the event that a vacancy among such original nominees occurs prior to the meeting, shares represented by the proxies so appointed may be voted for a substitute nominee or nominees designated by the Board of Directors and will be voted for the remaining nominees. All of the nominees identified herein have consented to serve if elected. In any event, the shares represented by the proxy will be voted for the election of directors unless instructed to the contrary.

     The terms of office of Mr. Mark G. Kachur and Mr. Gerald C. McDonough both Class II directors, will expire at the annual meeting in 2001 and the terms of office of Messrs. Frederick C. Flynn, Jr., C. Edward Midgley, Paul J. Powers and David L. Swift, all Class III directors, will expire at the annual meeting in 2002.

     Each Stockholder will be entitled to vote the number of shares of Common Stock held as of the record date by such Stockholder for the number of directors to be elected. Stockholders will not be allowed to cumulate their votes in the election for directors.

                          INFORMATION AS TO NOMINEES

     The names of the nominees for the office of director to be elected at the Annual Meeting, together with certain information concerning the nominees, are set forth below:


              Joel B. Alvord, age 61 - Director since 1996
              Class I Director (present term expires in 2000)

              Mr. Alvord has been a director of the Company since August 1996. He is currently President and Managing Director of Shawmut Capital Partners. Prior to joining Shawmut Capital Partners, he was Chairman of Fleet Financial Group for two years, after it was merged with Shawmut National Corporation. Mr. Alvord served as Chief Executive Officer of Shawmut National Corporation from 1987 to 1995. He is a director of HSB Group and Fleet Financial Group. He has been a member of the Board of the Federal Reserve Bank of Boston and Swiss Reinsurance Company of North America. He is a trustee of the Wang Center for the Performing Arts, the American Repertory Theater and the Harvard Eating Disorders Center.



               Dr. Charles L. Cooney, age 55 - Director since 1996 Class I Director (present term expires in 2000)

               Dr. Cooney has been a director of the Company since August 1996. He has been a Professor of Chemical and Biochemical Engineering at the Massachusetts Institute of Technology ("MIT") since 1982. At MIT he is also the executive officer of the Department of Chemical Engineering and the co-director of the Program on the Pharmaceutical Industry. Since 1989, he has served as the regional editor of Bioseparations, and in 1992, Dr. Cooney became a founding Fellow for the American Institute for Medical and Biological Engineering. He holds a bachelor of science degree in Chemical Engineering from the University of Pennsylvania and a master's degree and a Ph.D. in Biochemical Engineering from MIT. Dr. Cooney is also a director of Genzyme Corporation.


               John M. Galvin, age 67 - Director since 1993
               Class I Director (present term expires in 2000)

               Mr. Galvin has been a director of the Company since 1993, when the Company was a subsidiary of Commercial Intertech Corp. Since his retirement in 1992 from The Irvine Company, a major landowner and developer that also owns a major portfolio of income property, Mr. Galvin has been a private investor and consultant. From 1987 until 1992, he was Vice Chairman and Director of The Irvine Company. He holds a bachelor's degree in Business Administration from Indiana University. Mr. Galvin is also a director of Commercial Intertech Corp. and Global Marine, Inc.

                 INFORMATION CONCERNING DIRECTORS WHOSE TERMS
               OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING

     The names of the remaining six directors of the Company, and certain information with respect to the directors, are as follows:



                    Mark G. Kachur, age 56 - Director since 1996 Class II (present term expires in 2001)

                    Mr. Kachur has been a director of the Company since July 1996, Chairman of the Board since November 1, 1999, President and Chief Executive Officer of the Company since December 1, 1997, and President and Chief Operating Officer of the Company from September 1996 until December 1, 1997. Since joining the Company in 1994, Mr. Kachur has been President of the Company. From 1992 until 1994, he was President and CEO of Biotage, Inc., and from 1971 to 1991, he was with Pall Corporation, the last seven years as a Group Vice President. He holds a bachelor of science degree in Mechanical Engineering from Purdue University and a master's degree in Business Administration from the University of Hartford.

                    Gerald C. McDonough, age 71 - Director since 1992 Class II (present term expires in 2001)

                    Mr. McDonough has been a director of the Company since 1992, when the Company was a subsidiary of Commercial Intertech Corp. Mr. McDonough retired from Leaseway Transportation Corporation, a trucking company, in 1988, prior to which he had served as Chairman of the Board and Chief Executive Officer since 1982. He holds a bachelor's degree in Business Administration from Case Western Reserve University. Mr. McDonough is also a director of Commercial Intertech Corp. and Associated Estates Realty Corporation, Chairman of the Board of York International Corporation, and Chairman of the Independent Trustees of the Fidelity Funds.


                    Frederick C. Flynn, Jr., age 49 - Director since 1999 Class III Director (present term expires in 2002)

                    Mr. Flynn was appointed a Director of the Company, Senior Vice President - Finance and Administration, Chief Financial Officer, Treasurer and Assistant Secretary of the Company in January 1999. From 1997 through 1998, he served as Senior Vice President -Finance and Chief Financial Officer of GE Capital Information Technology Solutions, a computer systems distributor and service provider. In 1996 he was Senior Vice President - Finance of National Medical Care, Inc., a healthcare services provider, and from 1979 to 1995 he was with United Technologies Corporation, the last six years as Vice President -Treasurer. He holds a bachelor of science degree in Economics from Boston College and a master's degree in Business Administration from the University of Connecticut.

                    C. Edward Midgley, age 62 - Director since 1995 Class III Director (present term expires in 2002)

                    Mr. Midgley has been a director of the Company since 1995, when the Company was a subsidiary of Commercial Intertech Corp. Mr. Midgley has been associated with PaineWebber Incorporated since 1995 and is currently an Advisory Director. From 1992 until 1995, he was Co-Head of Investment Banking, Executive Managing Director, Head of Mergers and Acquisitions and a Member of the Board of Directors of Kidder, Peabody & Co. Incorporated. He holds a bachelor of arts degree in Economics from Princeton University and a master's degree in Business Administration from Harvard Business School. Mr. Midgley is also a director of Commercial Intertech Corp.


                    Paul J. Powers, age 64 - Director since 1986
                    Class III Director (present term expires in 2002)

                    Mr. Powers has been a director of the Company since 1986, when the Company was a subsidiary of Commercial Intertech Corp., an Executive Officer of the Company since December 1, 1997, Chairman of the Board of Directors from June 1987 until October 31, 1999, and Chief Executive Officer of the Company from July 1996 until December 1, 1997. He has also been President and Chief Operating Officer of Commercial Intertech Corp. since 1984 and Chairman and Chief Executive Officer since 1987. He holds a bachelor's degree in Economics from Merrimack College and a master's degree in Business Administration from George Washington University. Mr. Powers is also a director of Commercial Intertech Corp., First Energy Corp., Global Marine, Inc. and Twin Disc, Incorporated.

                    David L. Swift, age 63 - Director since 1996
                    Class III Director (present term expires in 2002)

                    Mr. Swift has been a director of the Company since August 1996. Mr. Swift retired in 1996 from Acme-Cleveland Corporation, a manufacturer of communications, motion control and measurement products, where he served as Chairman of the Board since 1993 and Chief Executive Officer and President since 1988. He holds a bachelor of science degree from Ball State University and a juris doctorate from the Salmon P. Chase College of Law. Mr. Swift is also a director of Alltrista Corporation, LESCO Inc., and Twin Disc, Incorporated.

BOARD MEETINGS AND COMMITTEE INFORMATION

     The Board of Directors held six meetings during fiscal 1999 and established committees to assist in the discharge of its responsibilities. These presently include the Audit, Pension and Nominating, and Compensation Committees. During the fiscal year, all directors attended 75% or more of the aggregate meetings of the Board and the Board committees to which they were assigned. The attendance at the meetings of the Board of Directors and committee meetings during the year was 92%.

     The Audit Committee has the responsibility of recommending the selection of independent auditors to the Board of Directors; reviewing with such auditors, prior to the commencement of or during such audit for each fiscal year, the scope of the audit to be made; reviewing with such auditors the results of their audits, any changes in accounting policies, the services rendered by such auditors (including management consulting services) and the effect of such services on the independence of such auditors; reviewing the Company's internal audit and control functions; considering such other matters relating to such audits and to the accounting procedures employed by the Company as the Audit Committee may deem appropriate; and reporting to the full Board of Directors regarding all of the foregoing. During the fiscal year, the Committee held three meetings with the auditors. The Audit Committee consists of the following four members: Messrs. Galvin (Chairman), Midgley, Swift, and Dr. Cooney. None of the members of the Audit Committee is an employee or former employee of the Company.

     The Pension and Nominating Committee has the responsibility of identifying, recruiting and nominating prospective members of the Board of Directors. Any stockholder may nominate a person for election to the Board of Directors by contacting the Chairman of the Pension and Nominating Committee or through the procedures outlined in Section 2.6 of the Company's By-Laws. The Pension and Nominating Committee also has the responsibility of overseeing and evaluating the investments of the Company's pension plan trusts, selecting fund managers and reviewing their performance and designating the proportion of pension contributions to be assigned to such managers. During the year, the Committee held two meetings. The Pension and Nominating Committee consists of the following six members: Messrs. Midgley (Chairman), Alvord, Galvin, Kachur, McDonough and Powers.

     The Compensation Committee has the authority to determine annual salaries and bonuses for all elected officers and senior management except for the Chairman and the Chief Executive Officer; has the authority to approve incentive and deferred compensation plans, and funding arrangements related thereto, for elected officers and senior management; and administers such plans. The Compensation Committee recommends to the non-employee members of the Board of Directors the annual salary, bonus, stock options, performance shares and restricted shares for the Chairman and Chief Executive Officer. During the fiscal year, the Compensation Committee held six meetings. The Compensation Committee consists of the following six members: Messrs. McDonough (Chairman), Alvord, Galvin, Midgley, Swift and Dr. Cooney. None of the members of the Compensation Committee is an employee or former employee of the Company. See "Compensation Committee Report on Executive Compensation."

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were met.

                            EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the cash compensation paid by the Company for services rendered during the fiscal years ended October 31, for the years listed below to its Chief Executive Officer and the other four executive officers of the Company whose total annual salary and bonus exceeded $100,000 during fiscal year 1999 (each, a "Named Executive Officer").

                          SUMMARY COMPENSATION TABLE

                                                                                  Long-Term Compensation
                                                                                  ----------------------
                                          Annual Compensation                        Awards            Payouts
                                          -------------------                        ------            -------
                                                                              Restricted    Securities
                                                              Other Annual      Stock       Underlying     LTIP        All Other
                                          Salary     Bonus    Compensation    Awards/(1)/    Options      Payouts     Compensation
                                 Year      ($)        ($)         ($)            ($)           (#)        ($)/(2)/        ($)
                                 ---       ---        ---         ---            ---           ---        ---             ---
Mark G. Kachur/(3)/              1999     350,000    190,700     15,180        571,508       20,000           -0-      5,000/(5)/
President and Chief Executive    1998     344,615     36,250     15,028        482,825      100,000           -0-      5,000
Officer                          1997     280,057    230,000     15,417         25,003         -0-         328,379     4,750


Paul J. Powers/(4)/              1999     100,000    162,650        -0-        203,327       36,000           -0-      3,000/(6)/
Chairman                         1998     100,000     40,000     15,180         50,008         -0-            -0-      3,000
                                 1997     100,000    225,000     17,882        281,251         -0-            -0-      1,846


Frederick C. Flynn, Jr./(11)/    1999     206,731    152,900     12,100        556,584/(9)/  13,000           -0-      1,731/(10)/
Senior Vice President -          1998
Finance & Administration and     1997
Chief Financial Officer

Michael H. Croft                 1999     213,000    152,500     23,760        178,375        8,500           -0-      5,000/(7)/
Senior Vice President            1998     213,000     42,600     23,760          -0-           -0-            -0-      5,000
                                 1997     205,045    100,000     23,910          -0-           -0-          40,307    26,618


Thomas J. Hamlin                 1999     167,701     82,300     11,394         70,625        5,000           -0-      4,800/(8)/
Senior Vice President -          1998     110,004     15,800        -0-           -0-          -0-            -0-      3,762
Research & Development           1997      89,237       -0-       8,174          4,495         -0-            -0-      2,985

_____________________________________
(1) This column shows the market value of restricted share awards on the date of grant. The aggregate holdings/value of restricted stock held on October 31, 1999, by the individuals listed in this table, not including awards which were earned after the end of the fiscal year as part of the Company's Executive Management Incentive Plan ("EMIP") and were elected to be taken in the form of restricted stock, as described in the Compensation Committee Report on Executive Compensation were: Mark G. Kachur - 53,603 shares/$1,072,060; Paul J. Powers - 18,983 shares/$379,660; Frederick C. Flynn, Jr. - 36,902 shares/$738,040; Michael H. Croft - 9,000 shares/$180,000; Thomas J. Hamlin - 5,000 shares/$100,000.

(2) The amounts paid in 1997 include the market value of Commercial Intertech Corp. common shares earned and the accrued Commercial cash dividends together with the CUNO Incorporated common stock issued in connection with the Spin-off from Commercial.

(3) On November 1, 1999, Mr. Kachur became Chairman of the Board of Directors and was confirmed as Chief Executive Officer and President.

(4) On October 31, 1999, Mr. Powers resigned as Chairman of the Board of Directors and remains on the Board as a Director.

(5)  Company matching contributions pursuant to the Company 401(k) Plan.

(6)  Company matching contributions pursuant to the Company 401(k) Plan.

(7)  Company matching contributions pursuant to the Company 401(k) Plan.

(8)  Company matching contributions pursuant to the Company 401(k) Plan.

(9) On February 1, 2000, 3,451 shares will vest and on February 1, 2001, 3,451 shares will vest. Dividends, if any are paid, will accrue on the restricted stock.

(10) Company matching contributions pursuant to the Company 401(k) Plan.

(11) On January 5, 1999, Frederick C. Flynn, Jr. joined the Company as Senior Vice President - Finance & Administration and Chief Financial Officer.


     The following table sets forth, for each of the Named Executive Officers, options granted on Common Stock during fiscal year 1999 pursuant to the CUNO Incorporated 1996 Stock Incentive Plan.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      Potential Realizable
                                                                                             Value
                                                                                     at Assumed Annual Rate
                                                                                         of Stock Price
                                                                                    Appreciation for Option
                                              Individual Grants                               Term
                             -------------------------------------------------------------------------------
                             Number of     % of Total
                             Securities     Options
                             Underlying    Granted to
                              Options      Employees    Exercise or
                              Granted      In Fiscal     Base Price    Expiration
                               (#)/(1)/       Year       ($/Share)        Date         5% ($)      10% ($)
                               ---            ----       ---------        ----         ------      -------
Mark G. Kachur......            20,000        10.2%        14.125       11/16/08      177,693     450,305
Paul J. Powers......            36,000        18.3%        14.125       11/16/08      319,847     810,549
Frederick C. Flynn, Jr.         13,000         6.6%        15.875       01/04/09      129,810     328,962
Michael H. Croft....             8,500         4.3%        14.125       11/16/08       75,519     191,380
Thomas J. Hamlin....             5,000         2.5%        14.125       11/16/08       44,423     112,576

(1) The options were granted subject to a three-year vesting period, with 50% of the options granted becoming exercisable on the second anniversary of the grant date and 50% on the third anniversary. No SARS were granted. The exercisability of the options may be accelerated in the event of a change in control.

     The following table sets forth, for each of the Named Executive Officers, information regarding the exercise of options on the Common Stock during fiscal year 1999 and unexercised options held as of the end of fiscal year 1999 pursuant to the CUNO Incorporated 1996 Stock Incentive Plan.


               AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999 AND
                       FISCAL YEAR-END 1999 OPTION VALUES

                                 Shares            Value        Number of Securities    Value of Unexercised
                                Acquired on       Realized     Underlying Unexercised   In-the-Money Options
             Name               Exercise (#)        ($)        Options at FY-End (#)     at FY-End ($)/1/
             ----               ------------         --        ---------------------     ----------------

                                                                     Exercisable/         Exercisable/
                                                                     Unexercisable        Unexercisable
                                                                     -------------        -------------
Mark G. Kachur...............          -0-            -0-         177,536/70,000        1,170,426/214,375
Paul J. Powers...............          -0-            -0-          65,000/36,000          316,875/211,500
Frederick C. Flynn, Jr.......          -0-            -0-               0/13,000                 0/53,625
Michael H. Croft.............          -0-            -0-           13,000/8,500            63,375/49,937
Thomas J. Hamlin.............          -0-            -0-            3,000/5,000            14,625/29,375

__________________________________
/1/ The value per option is calculated by subtracting the exercise price from the October 29, 1999, closing price of the Common Stock on the NASDAQ National Market of $20.00.

          The following table sets forth, for each of the Named Executive Officers, long-term incentive awards made during fiscal year 1999 pursuant to the CUNO Incorporated 1996 Stock Incentive Plan.


          LONG-TERM INCENTIVE PLAN AWARDS IN lAST FISCAL YEAR

                                                                             Estimated Future Payouts Under
                                                                               Non-Stock Price Based Plans
                                                                               ---------------------------
                             Number of      Performance or Other
                           Shares, Units   Period Until Maturation     Threshold         Target           Maximum
          Name               or Other             or Payout                (#)             (#)              (#)
          ----                  -----             ---------                ---             ---              ---
                             Rights (#)
                             ----------
Mark G. Kachur                  -0-                   -                     -               -                -
Paul J. Powers                  -0-                   -                     -               -                -
Frederick C. Flynn, Jr.         -0-                   -                     -               -                -
Michael C. Croft                -0-                   -                     -               -                -
Thomas J. Hamlin                -0-                   -                     -               -                -

          Employees may retire from the Company with unreduced benefits under the Company's retirement plans at age 65 or later with 25 or more years of service. The table below shows the estimated annual pension benefits provided under the Company's defined benefit retirement plans for employees in higher salary classifications retiring at age 65 or later.

     ESTIMATED TOTAL ANNUAL RETIREMENT BENEFITS UNDER THE PENSION PLAN FOR
        SALARIED EMPLOYEES AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

                                       Years of Service
                     --------------------------------------------------------
     Remuneration      15          20           25           30            35
     ------------      --          --           --           --            --
        $200,000     $55,057     $73,410      $91,762       96,350       100,938
         300,000      85,057     113,410      141,762      148,850       155,938
         400,000     115,057     153,410      191,762      201,350       210,938
         500,000     145,057     193,410      241,762      253,850       265,938
         600,000     175,057     233,410      291,762      306,350       320,938
         700,000     205,057     273,410      341,762      358,850       375,938

          Benefits under the plans are calculated generally under a formula of 50% of the participant's final average compensation reduced by 50% of the participant's estimated social security benefits, reflected in the table in the form of a straight life annuity. The compensation covered by the pension plan is base salary as set forth in the Salary column of the Summary Compensation Table above. The compensation covered by the supplemental executive retirement plan is also base salary for Mr. Kachur, the only participant in such plan. As of December 31, 1999, Mr. Kachur had five years of credited service and Mr. Hamlin had sixteen years of credited service with the Company. Michael Croft has elected not to participate in the pension plan. In addition, Paul J. Powers is not a participant in the pension plan.


          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overall Policy and Administration

          The Company's executive compensation as developed and administered by the Compensation Committee of the Board of Directors (the "Compensation Committee") is designed to preserve and enhance stockholder value in the context of a progressive, global technology and manufacturing company. The executive compensation program links executive and stockholder financial interests by:

     . Motivating executives toward longer term strategic management of assets and operations through stock programs that focus executive attention on increasing stockholder value;

     . Recognizing and rewarding individual contributions and achievements as well as overall business performance via annual incentives tied to the achievement of annual operating, financial and strategic objectives; and

     . Providing a competitive base salary structure and total compensation opportunity to attract and retain the executive, research, technical and other management talent necessary to ensure the Company's continued profitable growth and maintenance of high technological standards.

          The Compensation Committee establishes salaries for corporate officers and administers the Company's Executive Management Incentive Plan ("EMIP"), Management Incentive Plan ("MIP") and the 1996 Stock Incentive Plan. In its decision-making process, the Compensation Committee uses independent compensation consultants and may periodically seek input from appropriate Company executives.

Base Salaries

          In the aggregate, the Compensation Committee establishes base salaries at or near the market median (50/th/ percentile) of senior executives and other corporate officers in comparably sized technology and manufacturing companies. In addition, other factors may be considered when setting individual salary levels, which may result in salaries above or below the stated target. These factors may include:

          .    Availability of talent.
          .    The recruiting requirements of the particular situation.
          .    Specific research and technical backgrounds.
          .    Experience.
          .    Anticipated performance.

          Any adjustments in the base salaries of senior executives and other corporate officers will normally occur as of January 1 each year and are dependent on such factors as:


          . The executive's current responsibilities, experience, and performance.
          . Competitive compensation practices at comparably sized technology and manufacturing companies,
          . The Compensation Committee's assessment regarding the executive's overall contribution.

Annual Incentive Compensation

          The Compensation Committee administers two annual incentive plans covering management participants. The EMIP was approved by stockholders in 1996 and is a performance-based plan in which payouts are set in accordance with the requirements of Internal Revenue Code ("IRC") Section 162(m). It provides annual incentive compensation opportunities to the Company's two most senior executives based solely on the achievement of predetermined financial performance objectives. Target awards, as a percent of base salary, range from 45 to 60 percent for the two executive participants.

          In addition, the Compensation Committee also administers the MIP, which provides compensation that is not performance based as defined in Code
Section 162(m), but which is based on Company performance as well as objective and subjective evaluations of individual executive performance. The MIP provides opportunities for Company executives to earn annual incentives based on the achievement of a combination of important financial goals (such as operating and net income, earnings per share, return on sales, return on assets and/or cash flow) for the Company as well as individual objectives. A threshold net income level must be achieved before any payments are made. Target awards, as a percent of base salary, range from 10% to 80% for plan participants.

          Participants for fiscal 1999 included 57 individuals with target incentive award opportunities primarily based on:

          .    Individual responsibility levels.
          .    Market median data for comparably sized technology and
               manufacturing companies.

          To enhance the Company's objectives of encouraging additional stock ownership and increasing Company cash flow, certain participants in the EMIP and MIP may elect to receive up to 100% of their award in restricted stock. If the participant elects to receive restricted stock, the Company increases the award by 25%. The vesting period associated with the stock award is four years and the shares are forfeited in the event a participant voluntarily leaves the Company or is terminated "for cause."

The 1996 Stock Incentive Plan

          The 1996 Stock Incentive Plan allows for the grant of a variety of stock incentive instruments, including non-qualified and incentive stock options, stock appreciation rights, restricted stock and performance shares. At the time the Company was spun off from Commercial Intertech Corp., in 1996, the Compensation Committee made a grant of stock options to the Company's key executives to create a direct link between stockholder and executive interests, specifically by focusing executive attention on increasing stockholder value. The Committee made an additional grant of stock options to key executives in fiscal 1999 in furtherance of aligning the executive interests with those of the stockholder.

          Also in fiscal 1999, the Compensation Committee granted restricted stock to selected participants. The restricted stock contains a four-year vesting period, and is forfeitable if the participant leaves the Company under certain conditions. The restricted stock grants are intended to provide a long-term retention incentive to key executives of the Company.

          In determining stock option, performance share, and restricted stock awards, the Committee considers such factors as:

          .    Median competitive award levels for comparable companies.
          .    The need to attract, motivate, and retain managers, technical, and research and development talent as well as other
               professionals.
          .    Company and individual performance.

          The Company also awards time-lapse restricted stock grants in special circumstances, such as to attract and retain newly hired executives and for other similar non-recurring situations.

Chief Executive Officer Compensation

          Mr. Kachur was paid a base salary of $350,000 for fiscal 1999.

          For performance in fiscal 1999, Mr. Kachur received a payment under the EMIP of $273,300. This payment was calculated from a predetermined formula based on corporate net income set by the Compensation Committee and certified by the Compensation Committee in accordance with the provisions of the Code Section 162(m). In addition, Mr. Kachur received a payment from the MIP of $91,000 based on the Compensation Committee's judgment on his achievement of individual goals and objectives during 1999. Mr. Kachur elected to receive a portion of these awards in deferred, restricted stock.

          Mr. Kachur received 25,000 time-lapse restricted shares and a multi-year stock option grant of 20,000 shares in fiscal 1999. In determining these grants, the Compensation Committee wanted to ensure that Mr. Kachur's long-term incentive compensation was delivered through stock price appreciation in order to establish a strong financial link between Mr. Kachur and the Company's shareholders.

Internal Revenue Code Section 162(m)

          A 1993 IRC amendment caps the allowable federal income tax deduction for compensation paid to each of the proxy-reported officers of a public company. The deduction limit, effective since 1994, does not apply to compensation paid under a plan that meets certain requirements for performance-based compensation. These requirements include:

 .    Compensation payable based upon the attainment of one or more pre-
     established objective performance goals;
 .    Performance goals established by a Compensation Committee of the Board of
     Directors that is comprised solely of two or more "outside directors;"

 .    The terms of the compensation and the performance criteria disclosed to and approved by stockholders before payment;
 .    The Compensation Committee certifies in writing that the performance goals have been satisfied before payment.

          The Compensation Committee's general policy is to structure the major components of the Company's incentive compensation programs to satisfy the requirements of performance-based compensation and preserve the deductibility of compensation paid to executive officers on an ongoing basis.

          To implement the above policy, the Company sought and received stockholder approval of the 1996 Stock Incentive Plan. Furthermore, in 1999, the Company sought and received stockholder approval to increase the number of shares available for awards under the 1996 Stock Incentive Plan. Such approvals preserved the tax deductibility of stock options, performance shares and annual incentive awards awarded to the Company's executive officers under the EMIP and MIP. The 1996 Stock Incentive Plan links compensation to the achievement of key financial objectives to motivate employees and increase stockholder value.

By:       The Compensation Committee

Gerald C. McDonough, Chairman      Dr. Charles L. Cooney      John M. Galvin
Joel B. Alvord                     Gerald C. McDonough        C. Edward Midgley

Compensation of the Board of Directors

          Directors who are not employees or officers of the Company receive an annual retainer fee in the amount of $15,000, plus $1,000 for attending each meeting of the Board of Directors and $600 for attending each respective committee meeting. Non-employee directors have the option to make an election to receive the retainer, Board and Committee meeting fees in deferred stock units instead of cash. Those directors who opt for the stock unit alternative receive a 20 percent premium in stock units versus the cash option. Directors are also reimbursed for reasonable travel and other expenses related to meetings of the Board and committees. Non-employee directors receive non-qualified stock options to purchase 1,000 shares of Common Stock annually and biannually receive 1,000 performance shares. The performance shares are earned based upon the achievement of certain Company financial targets during a three-year cycle. Each non-employee director received an award of 6,000 additional performance shares and stock options to purchase 1,000 shares of Common Stock at the time of the Spin-off. Directors who are employees or officers of the Company do not receive compensation for serving as directors or members of committees. Mr. Powers, Mr. Kachur and Mr. Flynn, as officers of the Company, are not compensated for serving as directors or members of committees of the Company.

Employment Agreements

          On December 1, 1997, the Company entered into a written agreement to employ Mark G. Kachur as President and Chief Executive Officer. Mr. Kachur's Employment Agreement expires on November 30, 2000. The Employment Agreement provides for the payment of a base salary of $350,000, which can be increased at the discretion of the Company. Additionally, Mr. Kachur will be eligible to (1) receive bonuses as part of the Company's EMIP and MIP; and (2) participate in other incentive, stock option, profit sharing and similar plans maintained by the Company for the benefit of its executives. In addition, the Employment Agreement with Mr. Kachur provides that, in the event of his termination without cause (as defined in his Employment Agreement), Mr. Kachur will receive a lump sum payment equal to two times his recent annual cash compensation. Finally, Mr. Kachur will be included in all other employee benefit plans to the extent that he is eligible. Such plans include, but are not limited to, group life insurance plans, hospitalization and medical plans and long-term disability plans.

         On January 5, 1999, the Company entered into a written agreement to employ Frederick C. Flynn, Jr. Mr. Flynn's Employment Agreement expires on January 4, 2002. The Employment Agreement provides for the payment of a base salary of $250,000, which can be increased at the discretion of the Company. Additionally, Mr. Flynn will be eligible to (1) receive cash bonuses as part of the Company's MIP; and (2) participate in other incentive, stock option, profit sharing and similar plans maintained by the Company for the benefit of its executives. In addition, the Employment Agreement with Mr. Flynn provides that, in the event of his termination without cause (as defined in his Employment Agreement), Mr. Flynn will receive a lump sum payment equal to two times his recent annual cash compensation. Finally, Mr. Flynn will be included in all other employee benefit plans to the extent that he is eligible. Such plans include, but are not limited to, group life insurance plans, hospitalization and medical plans, and long-term disability plans.

Change of Control Agreements

          The Company has entered into change in control agreements ("Agreements") with Messrs. Kachur, Powers, Flynn, Croft and Hamlin (the "Executives"). Under the Agreements, following a "Change in Control" (as defined in the Agreements), if the Executives are terminated without cause or if the Executives terminate their own employment for certain reasons, the Executives could receive (in addition to certain other benefits described below) (i) accrued and unpaid base salary and a pro rata portion of their highest recent bonus; (ii) two or three times the sum of their base salary and highest recent annual bonus during the three preceding years; (iii) the value of any shares, dividends or other property payable assuming maximum performance with respect to any performance shares held by the Executives; (iv) the actuarial value of accrued benefits under the supplemental executive retirement plan; (v) all vested nonforfeitable amounts owing under any comprehensive benefit plans; (vi) continuation of certain benefits for two or three years, such as medical benefits; and (vii) certain other benefits and payments. If a Change in Control occurs, the Company is obligated to set aside, in trust, sufficient assets to fund all obligations under the Agreements. In addition, payment received by the Executives in connection with a Change in Control could be "grossed up" for any excise taxes imposed by the "parachute payment" provisions of the IRC. Under the Agreements, each of the Executives has agreed not to compete with the Company for a stated period of time.

                                Performance Graph

          The following graph shows a comparison of cumulative total returns during the period commencing on September 10, 1996, the date the Company was spun-off from Commercial Intertech Corp., and ending on October 31, 1999, for the Company, the Russell 2000 Index, the Company's Peer Group/1/, the Standard and Poor's Composite 500 (S&P 500) Index and the Standard and Poor's Manufacturing Diversified Industries (S&P MFG) Index/2/. The comparison assumes $100 was invested on September 10, 1996, in the Common Stock, the Russell 2000, the Peer Group, the S&P 500 and the S&P MFG, and assumes the reinvestment of all dividends, if any.


         CUNO vs. RUSSELL 2000; PEER GROUP; S&P 500 & S&P MANUF, INDEX
                     COMPARISON OF CUMULATIVE TOTAL RETURN


                        [COMPARISON CHART APPEARS HERE]

                   September 10,    October 31,     October 31,    October 31,    October 31,
                       1996            1996            1997            1998          1999
CUNO                    100.00          105.82          112.43         100.86       132.28
RUSSELL 2000            100.00           98.44          127.08         112.30       129.07
PEER GROUP/1/           100.00          102.94           95.46          89.52        89.76
S&P 500                 100.00          108.54          143.40         174.93       219.55
S&P MFG                 100.00          107.98          134.87         148.65       188.29

/1/ Includes: Calgon Carbon Corporation, Ionics Inc., Millipore Corp., Osmonics
    Inc. and Pall Corporation.
/2/ The Company has chosen the Russell 2000 Index and Peer Group Index as more representative measures of the Company's relative performance than the S&P 500 Index and the S&P MFG Index the Company used in prior years. The Russell 2000 Index is a market-weighted index comprising approximately 2,000 common stocks issued by a wide range of smaller-capitalization U.S. companies. The Peer Group Index represents public companies against which the Company competes.

                       SECURITY OWNERSHIP OF MANAGEMENT

          The directors, nominees for the office of director, the Named Executive Officers, and all directors and executive officers as a group were the beneficial owners of Common Stock, as of December 31, 1999, as set forth below:

                                                                                    Amount and
                                                                                     Nature of           Percent of
                                                                                    Beneficial             Voting
                                                                                     Ownership             Shares
                                                                                     ---------             ------
Joel B. Alvord.........................................................              31,554  /(2)/           *
Charles L. Cooney......................................................              14,857  /(2)/           *
Michael H. Croft.......................................................              53,234  /(1) (2)/       *
Frederick C. Flynn, Jr.................................................              39,431  /(1)/           *
John M. Galvin.........................................................              24,597  /(2)/           *
Thomas J. Hamlin.......................................................              10,188  /(1)(2)/        *
Mark G. Kachur.........................................................             330,532  /(1)(2)/        2.03%
Gerald C. McDonough....................................................              21,593  /(2)/           *
C. Edward Midgley......................................................              45,253  /(2)(3)/        *
Paul J. Powers.........................................................             395,798  /(1)(2)/        2.43%
David L. Swift.........................................................              19,049  /(2)/           *
All Directors and Executive Officers as a group (14 people)............           1,037,466                  6.36%

------------------
*    Less than 1%.
(1) Includes the following number of shares of Common Shares (fractional shares not shown) credited to the accounts of the above-mentioned beneficial owners by the trustee acting under the provisions of the Company 401(k)
     Plan: Mr. Croft 3,264 shares; Mr. Flynn 278 shares; Mr. Hamlin 1735 shares; Mr. Kachur 691 shares; and Mr. Powers 1,296 shares.
(2) Includes shares of Common Stock acquirable within 60 days of December 31, 1999, upon exercise of options issued under the Company's 1996 Stock Incentive Plan as follows: Mr. Alvord 3,000 shares; Dr. Cooney 3,000 shares; Mr. Croft 13,000 shares; Mr. Galvin 3,000 shares; Mr. Hamlin 3,000 shares, Mr. Kachur 177,536 shares; Mr. McDonough 3,000 shares; Mr. Midgley 3,000 shares; Mr. Powers 65,000 shares; and Mr. Swift 3,000 shares.
(3)  Does not include 10,000 shares of Common Stock owned by Mr. Midgley's wife.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   Title of          Name and Address of              Amount and Nature of          Percent
     Class             Beneficial Owner              Beneficial Ownership (1)       of Class
Common            David L. Babson & Co., Inc.          1,826,370 (2)                 11.2%
                  One Memorial Drive
                  Cambridge, MA 02142-1300
Common            Gabelli Asset Management Inc.        1,051,900 (3)                  6.4%
                  One Corporate Center
                  Rye, NY 10580
Common            Thomson, Horstmann & Bryant            947,100 (4)                  5.8%
                  Park 80 West Plaza Two
                  Saddle Brook, NJ 07663

(1) The information contained in this Table was obtained from Schedule 13G's or from information provided by the Beneficial Owner.
(2) David L. Babson & Co. has sole voting power over 1,825,490 shares and shared voting power over 880 shares. David L. Babson & Co. has sole investment power over 1,826,370.
(3) Gabelli Asset Management Inc. has sole voting power over 1,051,900 shares and sole investment power over 1,051,900.
(4) Thomson, Horstmann & Bryant has sole voting power over 476,400 shares and shared voting power over 22,900 shares and no voting power over 447,800 shares. Thomson Horstmann & Bryant has sole investment power over 947,100 shares.

                                  PROPOSAL 2
                       SELECTION OF INDEPENDENT AUDITORS

          The Board of Directors has selected Ernst & Young LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending October 31, 2000. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative so desires and will also be available to respond to appropriate questions from stockholders.

          Unless contrary instructions are noted on the proxy, it will be voted to ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors for the fiscal year ending October 31, 2000. The affirmative vote of the holders of a majority of the voting shares represented at the Annual Meeting is required for such ratification. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF AUDITORS.


                         ANNUAL REPORT TO STOCKHOLDERS

          The annual report of the Company and its subsidiaries for the fiscal year ended October 31, 1999, including financial statements reflecting the financial position and operations of the Company and its subsidiaries for that year, is being mailed to stockholders simultaneously with this Proxy Statement. The annual report is not deemed to have been filed with the Securities and Exchange Commission and is not part of this proxy.


                      2001 ANNUAL MEETING OF STOCKHOLDERS

          The deadline for receipt by the Company of stockholders' proposals for including in the Company's proxy statement and form of proxy for its 2001 annual meeting of stockholders (the "2001 Meeting") is October 4, 2000. No stockholder proposal will be considered at the 2001 Meeting unless proper notice is received by the Company between December 3, 2000, and December 18, 2000. The Company form of proxy for the 2001 Meeting will confer discretionary authority upon the persons named as proxies to vote on any untimely stockholder proposals; and, the proxy statement will advise how the proxies intend to vote on any timely stockholder proposals which are not included in the Company's proxy statement and form of proxy.


                                   FORM 10-K

          A COPY OF THE COMPANY'S ANNUAL REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1999, MAY BE OBTAINED BY STOCKHOLDERS AFTER JANUARY 31, 2000, WITHOUT CHARGE, ON WRITTEN REQUEST DIRECTED TO THE SECRETARY, CUNO INCORPORATED, 400 RESEARCH PARKWAY, MERIDEN, CONNECTICUT 06450.


                                 OTHER MATTERS

         The Board of Directors does not know of any matters of business to be presented for action at the Annual Meeting other than as set forth above. The enclosed proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, to take action with respect to any other matters that may properly be brought before the Annual Meeting.

                            SOLICITATION OF PROXIES

          The enclosed form of proxy is solicited by the Board of Directors. Shares represented by the proxy will be voted at the Annual Meeting and such shares will be voted in accordance with the shareholder's written instructions. The cost of preparing, printing, assembling and mailing will be paid by the Company. Officers, directors or other employees of the Company, without additional remuneration, may solicit proxies personally or by other appropriate means, if deemed advisable. The Company will also request brokers, banks and other nominees to send proxy material to and obtain proxies from their principals, and it will reimburse such persons for their expenses in so doing. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies. Morrow & Co., Inc. will request brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's Common Stock of record to forward proxy solicitation material to the beneficial owners of such shares. For these services, the Company will pay Morrow & Co., Inc. a fee estimated not to exceed $5,000 plus reimbursement of expenses.

          Please complete, sign, date and return your proxy promptly to ensure that your shares will be voted at the Annual Meeting. We hope that you will attend the Annual Meeting. For your convenience, a self-addressed envelope, which requires no additional postage if mailed in the United States, is enclosed.


                                 BY THE ORDER OF THE BOARD OF DIRECTORS


                                 /s/ John A. Tomich
                                     JOHN A. TOMICH
                                     Counsel and Secretary


Meriden, Connecticut
February 1, 2000

                               CUNO INCORPORATED
                             400 Research Parkway
                          Meriden, Connecticut 06450

                                     PROXY

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      FOR
              THE ANNUAL MEETING OF STOCKHOLDERS, MARCH 23, 2000

     The undersigned hereby appoints Mark G. Kachur, Frederick C. Flynn, Jr. and Timothy B. Carney, and each or any of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of stock of CUNO Incorporated which the undersigned is entitled to vote at the Annual Meeting of Stockholders of CUNO Incorporated to be held at the Raddison Hotel & Conference Center, 100 Berlin Road, Cromwell, Connecticut, on Thursday, March 23, 2000, at 10:00 a.m., or any adjournments or postponements thereof, upon all matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

             (Continued and to be signed and dated on other side)


                             FOLD AND DETACH HERE
-------------------------------------------------------------------------------

                                    [LOGO]

                                Annual Meeting
                                      of
                                 Stockholders
                                      of

                               CUNO INCORPORATED
                                March 23, 2000
                                      at
                      Radisson Hotel & Conference Center
                    100 Berlin Road, Cromwell, Connecticut
                            Beginning at 10:00 a.m.


                                                       (See map on reverse side)

                                                  Please mark your votes as
                                                  indicated in this example. [X]

1.  ELECTION OF DIRECTORS                                                             2.  RATIFY SELECTION OF ERNST & YOUNG LLP AS
Nominees:  Joel B. Alvord, Charles L. Cooney, and John M. Galvin                          INDEPENDENT AUDITORS

FOR all nominees listed above                       WITHHOLD AUTHORITY                    The Board of Directors recommends
(except as listed to the contrary below)            to vote for all nominees listed       a vote FOR the approval of the auditors.
                                                                                               FOR         AGAINST          ABSTAIN
          [_]                                               [_]                                [_]           [_]              [_]


The Board of Directors recommends a vote FOR the election                             3.  IN THEIR DISCRETION, THE PROXIES ARE
of all the nominees as directors. If you wish to withhold authority                       AUTHORIZED TO VOTE UPON SUCH OTHER
to vote for any individual nominee, write that nominee's name                             BUSINESS AS MAY PROPERLY COME BEFORE THE
in the space provided below.                                                              MEETING OR ANY ADJOURNMENTS OR
                                                                                          POSTPONEMENTS THEREOF.

___________________________________

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, OR IF RETURNED EXECUTED WITH NO DIRECTION GIVEN, WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES AS DIRECTORS, AND FOR RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS.

THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON                              PLEASE SIGN, DATE AND RETURN PROMPTLY
Executors, administrators, trustees, attorneys, etc., should                            IN ENCLOSED ENVELOPE
give full title as such. If the signer is a corporation or
partnership, please sign full corporate or partnership name by duly authorized officer.
                                                                                        Dated: ___________________, 2000
                                                                                        _____________________________________
                                                                                        _____________________________________
                                                                                               Signature of Stockholder(s)

-----------------------------------------------------------------------------

                             FOLD AND DETACH HERE

CUNO encourages you to take advantage of new and convenient ways by which you can vote your shares on matters to be covered at the Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined below to cast your ballot.

TO VOTE OVER THE INTERNET:
 .  Have your proxy card in hand when you access the web site.
 .  Log onto the Internet and go to the web site
   http://www.eproxyvote.com/cuno, 24 hours a day. 7 days a week.
 .  You will be prompted to enter your control number printed in  the box above.
 .  Follow the instructions provided.

TO VOTE OVER THE TELEPHONE:
 .  Have your proxy card in hand when you call.
 .  On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683).
   24 hours a day, 7 days a week.  Outside the U.S. call 1-201-536-8073.
 . You will be prompted to enter your control number printed in the box above. . Follow the recorded instructions.

TO VOTE BY MAIL:
 .  Mark, sign and date your proxy card.
 .  Return your proxy card in the postage-paid envelope provided.

Your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned the proxy card. If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.


                              [MAP APPEARS HERE]

Directions to the Radisson

Traveling North: Interstate 91 N to exit 21. Turn left. Traveling South:
Interstate 91 S to exit 21. Turn left.
Or

Traveling East: 1-84 to Exit 27 to Route 691 E (Meriden/Middletown) to 1-91 N. Take exit 21. Turn left. Traveling West: 1-84 to Hartford Interchange to 1-91S to exit 21. Turn left.